Exhibit 10.25

[Translation of Chinese original]

Fixed Assets Transfer Agreement

Party A: Beijing Super TV Co., Ltd.

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.

Party A and Party B, under the principles of equality, free will and mutual benefits and through friendly consultations, abide by the Contract Law of the People’s Republic of China to reach the following agreement binding upon both Parties in respect of the transfer of certain fixed assets:

Article 1 Definitions of the Subject Matter

1.	Authorized Representative means the person designated by the legal-person representatives of any Party hereto to participate in any commercial negotiations and execute agreements.

2.	Fixed Assets means the fixed assets related to the digital television businesses that are legally owned by and contemplated to be transferred by Party A (See Annex hereto for a list of such Fixed Assets).

Article 2 Content of the Subject Matter

Party B hereby agrees to accept and operate the Fixed Assets transferred by Party A, who hereby agrees to transfer to Party B such Fixed Assets pursuant to this Agreement (See Annex hereto for a list of such Fixed Assets). The total consideration for the transaction shall be RMB 753,667.79 (RMB Seven Hundred Fifty Three Thousand Six Hundred and Sixty Seven Yuan and Seventy Nine Cents).

Article 3 Payment Method and Time

1.	The consideration for the transaction shall be paid by check.

2.	Payment method: The total consideration shall be paid in full within ninety days after the execution of this Agreement.

Article 4 Each Party’s Rights and Obligations

1.	Party B agrees to accept the Fixed Assets transferred by Party A.

2.	Party B shall make the payment on time pursuant to this Agreement.

3.	Party A agrees to transfer to Party B the Fixed Assets at their original locations by March 31, 2007.

Article 5 Miscellaneous

1.	In the event of any dispute regarding this Agreement, any Party hereto may file lawsuits against the other Party at any competent court.

2.	The Agreement shall be made in two original copies with equal legal force. Each Party holds one copy.

3.	The effective term of this Agreement shall be one year, starting from the date when it is executed by both Parties’ authorized representatives or legal-person representatives.

4.	This Agreement shall come into effect upon the signature and seal by both Parties.

5.	Any other matters uncovered herein shall be set forth by other agreements between both Parties.

Party A: Beijing Super TV Co., Ltd. (Seal)
Authorized Representative:	/s/ Jianhua Zhu
Date: March 28, 2007

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (Seal)
Authorized Representative:	/s/ Dong Li
Date: March 28, 2007